EXHIBIT 2.1

                               AGREEMENT OF MERGER

                                       OF

                               DEX MEDIA EAST LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                                       AND

                                     SGN LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

         This Agreement of Merger is approved as of November 8, 2002, pursuant to Section 18-209 of the Delaware Limited Liability Company Act ("DLLCA") and in accordance with their respective limited liability company agreements, by Dex Media East LLC ("DME"), a limited liability company of the State of Delaware, and by SGN LLC ("SGN"), a limited liability company of the State of Delaware.

         WHEREAS, DME and its sole Member and SGN and its sole Member declare it advisable and to the advantage, welfare, and best interest of DME and SGN and their respective Members to merge DME with and into SGN pursuant to the provisions of the DLLCA.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being duly approved by the sole Member of DME and by the sole Member of SGN, this Agreement of Merger and the terms and conditions thereof, together with any actions required or permitted to be taken herein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

         1. DME shall, pursuant to the provisions of the DLLCA, be merged with and into SGN, with SGN as the surviving company from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving company," but shall change its name to "Dex Media East LLC" upon effectiveness of the merger pursuant to the provisions of the DLLCA. The separate existence of DME, which is hereinafter sometimes referred to as the "terminating company," shall cease at the said effective time in accordance with the provisions of the DLLCA.

         2. The Amended and Restated Limited Liability Company Agreement, dated as of November 7, 2002, of the surviving company, as now in force and effect, shall be amended as provided for in the new Amended and Restated Limited Liability Company Agreement, which shall be in substantially the form attached hereto as Exhibit A, which shall be effective as of the effective time of the merger, and said new Amended and Restated Limited Liability Company Agreement shall continue in fill force and effect until amended and changed in the manner prescribed by the provisions of the DLLCA.

         3. The outstanding limited liability company interests of the terminating company shall, at the effective time of the merger, be canceled and extinguished and all of the limited liability company interests of the surviving company shall be issued to Dex Media East, Inc. in exchange therefor.

         4. In the event that this Agreement of Merger shall have been fully adopted on behalf of the terminating company and of the surviving company in accordance with the provisions of the DLLCA, the said terminating company and the said surviving company agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will execute and deliver all necessary instruments or documents and cause to be performed all necessary acts within the State of Delaware and elsewhere to effect the merger herein provided for.

         IN WITNESS WHEREOF, this Agreement of Merger is hereby signed on behalf of each of the parties thereto.

Date: November 8, 2002

                                DEX MEDIA EAST LLC
                                A DELAWARE LIMITED LIABILITY COMPANY

                                        By: Dex Media East, Inc.,
                                            its sole member

                                        By: /s/ George Burnett
                                            -------------------------
                                            Name: George Burnett
                                            Title: CEO and President

                                SGN LLC
                                A DELAWARE LIMITED LIABILITY COMPANY

                                        By: Dex Media East LLC,
                                            its sole member

                                        By: Dex Media East, Inc.,
                                            its sole member

                                        By: /s/ George Burnett
                                            --------------------------
                                            Name: George Burnett
                                            Title: CEO and President

                                    EXHIBIT A
 (AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF DEX MEDIA EAST LLC
                                 F/K/A SGN LLC)

                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               DEX MEDIA EAST LLC

                                 (F/K/A SGN LLC)

         This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Dex Media East LLC (f/k/a SGN LLC) is made and entered into as of this 8th day of November, 2002, by its sole Member, Dex Media East, Inc., a Delaware limited liability company (the "Member").

         The Member hereby duly adopts this Agreement pursuant to and in accordance with the Delaware Limited Liability Company Act (6 De1.C. ss.18-101, et seq.), as amended from time to time (the "Act"), and hereby agrees as follows:

I. Name; Certificate of Formation. The name of the limited liability company is Dex Media East LLC (the "Company"). A Certificate of Formation of the Company, dated July 12, 2002, was filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on July 15, 2002 under the name "SGN LLC". The name of the Company was changed to "Dex Media East LLC" pursuant to a Certificate of Merger filed with the Secretary of State on November 8, 2002.

II. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

III. Member Percentages. The ownership interest of each Member (the "Membership Interests") will be set forth on Schedule A hereto. The specimen certificate representing the Membership Interests is set forth on Schedule B hereto.

IV. Member Interests; Article 8 Securities Election. The Company hereby irrevocably elects that all Membership Interests shall be securities governed by
Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and each other applicable jurisdiction. Each certificate evidencing Membership Interests shall bear the following legend: "This certificate evidences an interest in Dex Media East LLC and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and each other applicable jurisdiction." This provision shall not be amended, and any purported amendment to this provision, shall not take effect until all outstanding certificates have been surrendered for cancellation.

V. Designated Agent for Service of Process. The Company shall maintain a registered office and a designated and duly qualified agent for the service of process on the Company in the State of Delaware.

VI. Powers. Subject to the Company's board of directors' (the "Board of Directors") ability to delegate authority pursuant to Article X, the Board of Directors shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purpose of the Company as set forth herein. The Board of Directors shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by Members under the laws of the State of Delaware. Each of the directors and each of the Officers (as defined herein) is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file any duly authorized amendments and/or restatements of the Certificate of Formation of the Company and any other certificate (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. Each director shall serve until such time as his or her respective successors shall be duly chosen by the Member or until such person's earlier death, resignation or removal by the Member.

VII. Meetings of the Board of Directors. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by any two Directors who shall provide notice of such meeting to each of the other Directors using any means of communication no less than three (3) business days' prior to any special meeting.

VIII. Size of Board; Quorum; Acts of the Board of Directors. The authorized number of directors on the Board of Directors shall initially be nine. No action may be taken at a meeting of the Board of Directors unless a quorum consisting of a majority of directors is present in person or by proxy, including at least two Carlyle Designees and two WCAS Designees (as such terms are defined in the Equityholders Agreement, which is defined herein), or the remaining Carlyle Designee or WCAS Designee if such party only has the right to designate one director, and the act of a majority (including at least one Carlyle Designee and one WCAS Designee) of the directors present at any meeting shall be the act of the Board of Directors, except as may be otherwise specifically provided by this Agreement. Participation by teleconference or other similar communications shall be sufficient to constitute presence for any meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

IX. Committees of the Board of Directors. The Board of Directors may, by resolution, passed by a majority of the whole Board of Directors, designate one or more committees with two or more Directors sitting on each committee, and any alternates who may replace any absent or disqualified member at any meeting of the committee, provided that at least one Carlyle

Designee and one WCAS Designee shall be designated on each sitting committee of the Board of Directors. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the extent provided by resolution of the Board of Directors. Notwithstanding any of the foregoing, no committee shall have the power or authority to amend this Agreement, adopt an agreement of merger or consolidation, recommend to the Member the sale, lease or exchange of all or substantially all of the Company's property and assets, recommend to the Member a dissolution of the Company or a revocation of a dissolution, or declare a distribution. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

X. Officers. The Board of Directors may, from time to time, appoint one (1) or more individuals to be officers of the Company ("Officers"), with such management rights, powers, duties and responsibilities as the Board of Directors may, from time to time, delegate to them pursuant to a duly adopted resolution. Any Officer to whom a delegation is made pursuant to the foregoing shall serve in the capacity delegated unless and until such delegation is revoked by the Board of Directors or such Officer resigns. The Board of Directors may revoke such delegation and remove any Officer from office for any reason whatsoever, with or without cause.

XI. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

XII. Capital Contributions; Capital Accounts. The Member shall make capital contributions to the Company from time to time, in cash, securities or other property, in amounts and at time as determined by the Member, and in proportion to its Membership Interests. A capital account shall be maintained for the Member in accordance with Treasury Regulations Section 1.794-1(b)(2)(iv).

XIII. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Member in proportion to its Membership Interests.

XIV. Distributions. Distributions shall be made to the Member at the times and in the amounts determined by the Member. Such distributions shall be allocated in proportion to the percentage of Membership Interests.

XV. Assignments. The Member may sell, transfer or assign, in whole or in part, its Membership Interests.

XVI. Admission of Additional Members. The Member may admit additional members in its discretion.

XVII. Liability of Member; Indemnification. The Member shalI not have any liability to the Company or any third party for the obligations or liabilities of the Company except to the extent required by the Act. The Company shall, to the full extent permitted by applicable law, indemnify and hold harmless the Member, each director and each Officer against liabilities incurred in connection with any action, suit or proceeding to which the Member, director or

Officer may be made a party or otherwise involved or with which the Member, director or Officer shall be threatened by reason of its being a Member, director or Officer or while acting as such on behalf of the Company or in Company's interest.

XVIII. Interpretation. This Agreement shall be interpreted in accordance with the Equityholders Agreement, among Dex Holdings LLC, Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle High Yield Partners, L.P., Carlyle-Dex Partners L.P., Carlyle-Dex Partners II L.P., Welsh, Carson, Anderson & Stowe IX, L.P., WD GP Associates LLC, WD Investors LLC, and A.S.F. Co-Investment Partners, L.P., and any other subsequent holder of the membership interests of Dex Holdings LLC who agrees to be bound by the terms of such Equityholders Agreement, as amended or modified from time to time (the "Equityholders Agreement"). If there are any conflicts between this Agreement and the Equityholders Agreement, the Equityholders Agreement shall prevail.

XIX. Governing Law. This Agreement shall be governed by, and construed under the laws of the State of Delaware, all rights and remedies being governed by said laws.

XX. Amendment. This Agreement may only be amended by a writing duly signed by the Member.

XXI. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.

XXII. Entire Agreement. Subject to Article XVIII, this Agreement constitutes the entire agreement entered into by the Member and supersedes all prior agreements and understandings with respect to the matters contemplated hereby. There are no restrictions, warranties, covenants, agreements, promises or undertakings other than those expressly set forth in this Agreement.

         IN WITNESS WHEREOF, the undersigned, intended to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

                                DEX MEDIA EAST, INC.,
                                its sole member

                                By:    /s/ George Burnett
                                       -------------------------------
                                       Name: George Burnett
                                       Title: CEO and President



DEX MEDIA EAST LLC
AMENDEDAND RESTATED
LIMITED LIABILITY AGREEMENT

                                   SCHEDULE A
                                   ----------

                               OWNERSHIP INTERESTS
                               -------------------


Member                     Ownership Percentage               Cash Contributed
------                     --------------------               ----------------

Dex Media East, Inc.               100%                        $655,000,000

                                   SCHEDULE B
                                   ----------

                   (Specimen Membership Interest Certificate)

                                [GRAPHIC OMITTED]
------                                                                    -----
NUMBER                                                                    UNITS
------                                                                    -----
  0              Organized under the laws of the State of Delaware

                               DEX MEDIA EAST LLC

                             MEMBERSHIP CERTIFICATE

                                                              See Reverse for
                                                            Certain Definitions
                                    SPECIMEN


         THIS CERTIFIES THAT ___________________________________________________
is a member of the above named Limited Liability Company and is entitled to the full benefits and privileges of such membership, subject to the duties and obligations, as more fully set forth in the Limited Liability Company Operating Agreement.

         IN WITNESS WHEREOF the Limited Liability Company has caused this Certificate to be executed by its duly authorized members this__________________ day of __________, _________________, and its Limited Liability Company seal to be hereunto affixed.